AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                        PIERCE INTERNATIONAL DISCOVERY, INC.,
                              EMERGISOFT HOLDING, INC.
                                      AND
                              EMS ACQUISITION CORP.

                           DATED AS OF MARCH 28, 2001


                              TABLE OF CONTENTS

RECITALS.......................................................................1

ARTICLE 1         DEFINITIONS..................................................1

ARTICLE 2         THE MERGER...................................................6

   Section 2.01.  Basic Transaction............................................6
   Section 2.02.  Effective Time; Closing......................................6
   Section 2.03.  Effect of the Merger.........................................7
   Section 2.04.  Articles of Incorporation; Bylaws............................7
   Section 2.05.  Directors and Officers.......................................7
   Section 2.06.  Conversion of Securities.....................................7
   Section 2.07.  Exchange of Certificates.....................................8
      (a) Exchange Procedures..................................................8
      (b) Distributions with Respect to Unexchanged Shares of Pierce Common
          Stock................................................................8
      (c) No Further Rights in Emergisoft Shares...............................8
      (d) No Liability.........................................................8
      (e) Lost Certificates....................................................8
      (f) No Fractional Shares.................................................8
   Section 2.08.  Stock Transfer Books.........................................9
   Section 2.09.  Stock Options, Warrants and Convertible Notes................9
      (a) Options..............................................................9
      (b) Common Stock Warrants................................................9
      (c) Convertible Notes...................................................10
   Section 2.10.  Dissenters' Rights..........................................10
ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF EMERGISOFT................11
   Section 3.01.  Organization, Qualification and Corporate Power.............11
   Section 3.02.  Noncontravention............................................11
   Section 3.03.  Capitalization..............................................11
   Section 3.04.  Brokers' Fees...............................................12
   Section 3.05.  Title to Assets.............................................12
   Section 3.06.  Subsidiaries................................................12
   Section 3.07.  Financial Statements........................................12
   Section 3.08.  Undisclosed Liabilities.....................................13
   Section 3.09.  Legal Compliance............................................13
   Section 3.10.  Real Property...............................................13
   Section 3.11.  Tangible Assets.............................................13
   Section 3.12.  Powers of Attorney..........................................13
   Section 3.13.  Insurance...................................................13
   Section 3.14.  Litigation..................................................14
   Section 3.15.  Employees...................................................14
   Section 3.16.  Guaranties..................................................14
   Section 3.17.  Certain Business Practices..................................14
   Section 3.18.  Parachute Payments..........................................14
   Section 3.19.  Disclosure..................................................14

ARTICLE 4         REPRESENTATIONS AND WARRANTIES CONCERNING PIERCE AND ITS
                  SUBSIDIARIES................................................14
   Section 4.01.  Organization, Qualification, and Corporate Power............15
   Section 4.02.  Capitalization..............................................15
   Section 4.03.  Noncontravention............................................15
   Section 4.04.  Brokers' Fees...............................................16
   Section 4.05.  Title to Assets.............................................16
   Section 4.06.  Subsidiaries................................................16
   Section 4.07.  SEC Filings; Financial Statements...........................16
   Section 4.08.  Absence of Certain Changes or Events........................17
   Section 4.09.  Undisclosed Liabilities.....................................18
   Section 4.10.  Legal Compliance............................................18
   Section 4.11.  Tax Matters.................................................19
   Section 4.12.  Real Property...............................................20
   Section 4.13.  Tangible Assets.............................................20
   Section 4.14.  Contracts...................................................20
   Section 4.15.  Notes and Accounts Receivable...............................21
   Section 4.16.  Powers of Attorney..........................................21
   Section 4.17.  Insurance...................................................21
   Section 4.18.  Litigation..................................................22
   Section 4.19.  Employees...................................................22
   Section 4.20.  Employee Benefits...........................................22
   Section 4.21.  Guaranties..................................................22
   Section 4.22.  Environment, Health, and Safety.............................22
   Section 4.23.  Certain Business Relationships With Pierce..................23
   Section 4.24.  Change of Control...........................................23
   Section 4.25.  Certain Business Practices..................................24
   Section 4.26.  Parachute Payments..........................................24
   Section 4.27.  Information Statement.......................................24
   Section 4.28.  Change of Corporate Name....................................24
   Section 4.29.  Disclosure..................................................24
ARTICLE 5      PRE-CLOSING COVENANTS..........................................24
   Section 5.01.  General.....................................................24
   Section 5.02.  Notices and Consents........................................24
   Section 5.03.  Operation of Business.......................................24
   Section 5.04.  Preservation of Business....................................24
   Section 5.05.  Full Access.................................................25
   Section 5.06.  Notice of Developments......................................25
   Section 5.07.  Exclusivity.................................................25
   Section 5.08.  Break-Up Fee................................................27
   Section 5.09.  Filing of Current Report on Form 8-K........................27
   Section 5.10.  Composition of Pierce and Surviving Corporation Board and
                  Officers at Effective Time..................................27
   Section 5.11.  Change of Corporate Name....................................27
   Section 5.12.  Information Statement.......................................27
   Section 5.13.  Disclosure Document.........................................27
   Section 5.14.  Section 16(b) Board Approval................................27
   Section 5.15.  Confidentiality.............................................27
   Section 5.16.  Presentation to Stockholders................................28
ARTICLE 6         POST-CLOSING COVENANTS......................................28
   Section 6.01.  General.....................................................28
   Section 6.02.  Transition..................................................28
   Section 6.03.  Reports on Form 8-K.........................................28
ARTICLE 7         CONDITIONS TO OBLIGATION TO CLOSE...........................28
   Section 7.01.  Conditions to Obligation of Emergisoft......................28
   Section 7.02.  Conditions to Obligation of Pierce..........................31
ARTICLE 8         TERMINATION.................................................31
   Section 8.01.  Termination of Agreement....................................31
   Section 8.02.  Effect of Termination.......................................32
ARTICLE 9         MISCELLANEOUS...............................................32
   Section 9.01.  Press Releases and Public Announcements.....................32
   Section 9.02.  No Third Party Beneficiaries................................32
   Section 9.03.  Entire Agreement............................................32
   Section 9.04.  Succession and Assignment...................................32
   Section 9.05.  Counterparts................................................32
   Section 9.06.  Headings....................................................32
   Section 9.07.  Notices.....................................................32
   Section 9.08.  Governing Law...............................................33
   Section 9.09.  Amendments and Waivers......................................33
   Section 9.10.  Severability................................................33
   Section 9.11.  Expenses....................................................33
   Section 9.12.  Construction................................................33
   Section 9.13.  Incorporation of Exhibits and Schedules.....................34
   Section 9.14.  Submission to Jurisdiction..................................34
   Section 9.15.  Survival....................................................34


Exhibit A - Form of Articles of Merger
Exhibit B - Form of Tax Opinion of Pierce's Counsel or Tax Accountants Exhibit C - Form of Opinion of Pierce's Counsel
Exhibit D - Directors and Officers of Pierce as of the Effective Time Exhibit E - Form of Emergisoft Purchaser Representation Letter








                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER ("Agreement") entered into as of March 28, 2001, by and among Pierce International Discovery, Inc., a Nevada corporation ("Pierce"), Emergisoft Holding, Inc., a Delaware corporation ("Emergisoft"), and EMS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Pierce ("Pierce Sub"). Pierce, Emergisoft and Pierce Sub are referred to collectively herein as the "Parties."

                                R E C I T A L S:

         A. Pierce Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable sections of the Delaware General Corporation Law ("Delaware Law"), will merge with and into Emergisoft (the "Merger").

         B. The Board of Directors of Emergisoft has determined that the Merger is in the best interests of Emergisoft, has approved and adopted this Agreement and the transactions contemplated hereby, and has recommended adoption of this Agreement by the stockholders of Emergisoft.

         C. The Board of Directors of Pierce and Pierce Sub have approved and adopted this Agreement and the transactions contemplated hereby, and the Board of Directors of Pierce Sub has recommended adoption of this Agreement to the sole stockholder of Pierce Sub.

         D. For federal Income Tax purposes, it is intended that the Merger will qualify as a tax-free reorganization under the provisions of
Section 368(a) of the Code (as defined below).

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

         "Acquisition Proposal" has the meaning set forth in Section 5.07.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local, or foreign law.

         "Agreement" has the meaning set forth in the preface above.

         "Articles of Merger" has the meaning set forth in Section 2.02.

         "Business Day" means a day of the year in which banks are not required or authorized to be closed in the City of Houston.

         "CERCLA" means the United States Comprehensive Environmental Response, Compensation, and Liability Act.

         "Certificates" has the meaning set forth in Section 2.07.

         "Cleanup" means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action" include the types of activities covered by CERCLA.

         "Closing" has the meaning set forth in Section 2.02.

         "Closing Date" has the meaning set forth in Section 2.02.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses and affairs of Emergisoft that is not already generally available to the public.

         "Contravene" - an act or omission would "Contravene" something if, as the context requires:

                  (i) the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

                  (ii) the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate, or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

                  (iii) the act or omission would result in the creation of an Encumbrance on the stock or assets of the subject company.

         "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

         "Deferred Intercompany Transaction" has the meaning set forth in Regulation Section 1.1502-13.

         "Delaware Law" has the meaning set forth in the Recitals above.

         "Disclosure Document" has the meaning set forth in Section 5.13.

         "Effective Time" has the meaning set forth in Section 2.02.

         "Emergisoft" has the meaning set forth in the preface above.

         "Emergisoft Audited Statements" shall mean Emergisoft's audited financial statements as of and for the period ended December 31, 1999.

         "Emergisoft Disclosure Schedule" has the meaning set forth in Article
3.

         "Emergisoft Common Stock" means the common stock, par value $.001 per share, of Emergisoft.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan, cafeteria plan as defined in Section 125 of the Code, or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, lien, option, pledge, security interest, preference, priority, right of first refusal, or similar restriction.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable water and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other similar medium or natural resource.

         "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, Liability, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

                  (i) any environmental, health, or safety matter or condition (including on-site or off-site contamination, occupational safety and health, and regulation of any chemical substance or product);

                  (ii) any fine, penalty, judgment, award, settlement, proceeding, damages, loss, claim, demand and response, investigative, monitoring, remedial, or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law;

                  (iii) financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damage; or

                  (iv) any other compliance, corrective, or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

         "Environmental Law" means CERCLA and any other Legal Requirement that requires or relates to:

                  (i) advising appropriate Governmental Bodies, employees, or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (ii) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

                  (iii)    reducing  the   quantities,   preventing  the
         Release,   or  minimizing  the  hazardous characteristics of wastes
         that are generated;

                  (iv) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (v)  protecting resources, species, or ecological amenities;

                  (vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (vii) Cleanup of pollutants that have been Released, preventing the threat of Release, or paying the costs of such Cleanup or prevention; or

                  (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Ratio" has the meaning set forth in Section 2.06(a).

         "Facility" means any Real Property or tangible personal property interest owned or operated by Pierce or its Subsidiaries. For purposes of
Section 4.28 and the definition of "Hazardous Activity," the term also includes any Real Property or tangible personal property interest formerly owned or operated by Pierce or its Subsidiaries or any predecessor Person.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "14(F) Information Statement" has the meaning set forth in Section
5.12.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Good Title" means good and defensible title which is (i) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction and is sufficient against competing claims of bona fide purchasers for value without notice and (ii) free and clear of all liens, security interest, claims, infringements, and other burdens of encumbrances.

         "Governmental Body" means any:

                  (i) nation, region, state, county, city, town, village, district, or other jurisdiction;

                  (ii) federal, state, local, municipal, foreign or other government;

                  (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal);

                  (iv)     multinational organization;

                  (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature; and

                  (vi)     official of any of the foregoing.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any of the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to individuals or property on or off the Facilities, or that may affect the value of any of the Facilities or Pierce and its Subsidiaries.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Income Taxes" means all income and profits Taxes, capital taxes, franchise taxes and similar Taxes based on income, profits or capital (including any Taxes in lieu of such income or profits Taxes) imposed by any Federal, state, local or foreign governmental agency, whether in the form of assessments in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to (a) such Taxes or (b) the late filing or nonfiling of returns relating to such Taxes.

         "Information Statement" has the meaning set forth in Section 4.27.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Legal Requirement" means any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, notice, approval or Order of any Governmental Body, and any Contract with any Governmental Body relating to compliance with any of the foregoing.

         "Merger" has the meaning set forth in the Recitals above.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Nevada Law" means Nevada Business Corporation Law.

         "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency). In the case of Emergisoft, Ordinary Course of Business includes any private offering and sale of securities commenced prior to the date of this Agreement.

         "OTC" means the OTC Bulletin Board.

         "Outstanding Emergisoft Shares" means all Emergisoft Common Stock issued and outstanding immediately prior to the Effective Time.

         "Pierce" has the meaning set forth in the preface above.

         "Pierce Common Stock" means the common stock, par value $.001 per share, of Pierce.

         "Pierce Disclosure Schedule" has the meaning set forth in Article 4.

         "Pierce Sub" has the meaning set forth in the preface above.

         "Parties" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Real Property" means all real property of Pierce and its Subsidiaries, including all parcels and tracts of land in which Pierce or its Subsidiaries has a fee simple estate or a leasehold estate, and all improvements, easements and appurtenances thereto.

         "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "SEC" means the Securities and Exchange Commission.

         "SEC Reports" has the meaning set forth in Section 4.07(a).

         "Secretary" has the meaning set forth in Section 2.02.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2.01.

         "Taxes" shall mean all excise, real and personal property, sales, use, customs duties, payroll, withholding, capital or franchise (based on capital and/or activity), estimated and other taxes, including Income Taxes, imposed by a federal, state, local or foreign governmental agency, whether in the form of assessments which are in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to such amounts.

         "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         "Threatened" means an action or matter would be considered to have been "Threatened" if a demand or statement has been made (whether orally or in writing) or a notice has been given (whether orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such action or matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

                                    ARTICLE 2
                                   THE MERGER

         Section 2.01. Basic Transaction. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware Law, at the Effective Time, Pierce Sub shall be merged with and into Emergisoft. As a result of the Merger, the outstanding shares of capital stock of Pierce Sub and Emergisoft shall be converted or canceled in the manner provided in Section 2.06 of this Agreement, the separate corporate existence of Pierce Sub shall cease, and Emergisoft will be the surviving corporation in the Merger (the "Surviving Corporation").

         Section 2.02. Effective Time; Closing. As promptly as practicable after Closing (defined below), and in no event later than the first Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article 7 (or such other date as may be agreed in writing by each of the Parties), the Parties shall cause the Merger to be consummated by filing a certificate of merger, substantially in the form of Exhibit A attached hereto (collectively, the "Articles of Merger"), with the Secretary of State of the State of Delaware (the "Secretary") in such form as is required by, and executed in accordance with the relevant provisions of, Delaware Law. The term "Effective Time" means the date and time of the filing of the Articles of Merger with the Secretary (or such later time as may be agreed in writing by each of the Parties and specified in the Articles of Merger). Immediately prior to the filing of the Articles of Merger, a closing (the "Closing") will be held at the Houston, Texas offices of Sonfield & Sonfield at 9:00 a.m., local time, on the first Business Day after the date on which the last of the conditions to Closing set forth in
Article 7 hereof (other than conditions to be satisfied at the Closing) are fulfilled or waived by the appropriate Party, as the case may be (or such other time, date or place as the Parties may agree) (the "Closing Date").

         Section 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law.

         Section 2.04.  Articles of Incorporation; Bylaws.

                  (a) At the Effective Time, the certificate of incorporation of Emergisoft, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.

                  (b) At the Effective Time, the bylaws of Emergisoft, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

         Section 2.05. Directors and Officers. The directors of Emergisoft immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until a successor is elected or appointed and has qualified or until the earliest of such director's death, resignation, removal or disqualification, and the officers of Emergisoft immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the bylaws of the Surviving Corporation.

         Section 2.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Pierce Sub or
Emergisoft:

         (a) Each share of common stock, $.001 par value, of Emergisoft (the "Emergisoft Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one fully paid, non assessable share of Pierce Common Stock (the "Exchange Ratio").

         (b) In any event, if between the date of this Agreement and the Effective Time, the outstanding shares of Pierce Common Stock and/or Emergisoft Common Stock shall have been changed into a different number of shares or a different class, by reason of any declared or completed stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Upon surrender of the certificate(s) representing Emergisoft Shares in accordance with Section 2.07, such holder of Emergisoft Shares shall be entitled to receive the number of shares of Pierce Common Stock determined by the Exchange Ratio.

         (c) From and after the Effective Time, all Emergisoft Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the number of shares of Pierce Common Stock into which such Emergisoft Shares were converted in the Merger, upon surrender of the certificate(s) representing such shares in accordance with Section
         2.07. Certificates previously representing shares of Emergisoft Shares shall be exchanged for the number of shares of Pierce Common Stock determined by the Exchange Ratio upon the surrender of such certificates in accordance with the provisions of Section 2.07, without interest.

         (d) Any Emergisoft Shares held in the treasury of Emergisoft and any shares of Emergisoft Shares owned by Pierce or any direct or indirect wholly owned subsidiary of Pierce immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (e) Each share of common stock, par value $.001 per share, of Pierce Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation at the Effective Time, and the Surviving Corporation thereafter shall not have other equity securities.

         Section 2.07.  Exchange of Certificates.

                  (a) Exchange Procedures. At the Closing, each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented Outstanding Emergisoft Shares shall tender such Certificates to Pierce or its designated transfer or exchange agent with such other documents as Pierce may reasonably request, including a stock power. Upon surrender of a Certificate for cancellation to Pierce together with such duly executed documents as may be required, the holder of such Certificate shall be entitled to receive in exchange therefor the shares of Pierce Common Stock which such holder has the right to receive in respect of Emergisoft Shares formerly represented by such Certificates, together with any dividends or other distributions to which such holder is entitled pursuant to
         Section 2.07(b). The surrendered Certificates shall then be marked canceled. In the event of a transfer of ownership of Emergisoft Shares which is not registered in the transfer records of Emergisoft, the shares of Pierce Common Stock may be issued in accordance with Article 2 to the transferee if the Certificates representing such shares of Emergisoft Shares are presented to Pierce, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.07(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the number of shares of Pierce Common Stock determined by the Exchange Ratio, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b).

                  (b) Distributions with Respect to Unexchanged Shares of Pierce Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Pierce Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Pierce Common Stock evidenced thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of such Certificate, in addition to the shares of Pierce Common Stock as provided in Section 2.07(a), without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Pierce Common Stock evidenced by such Certificate. There shall be paid to the holder of the certificates representing whole shares of Pierce Common Stock issued in exchange therefor, without interest: (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Pierce Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Pierce Common Stock.

                  (c) No Further Rights in Emergisoft Shares. The shares of Pierce Common Stock issued or paid upon conversion of the Outstanding Emergisoft Shares in accordance with the terms hereof (including any cash paid or other distributions pursuant to Sections 2.07(b)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Emergisoft Shares.

                  (d) No Liability. Neither Pierce nor the Surviving Corporation shall be liable to Emergisoft for any shares of Pierce Common Stock (or dividends or distributions with respect thereto) which remain undistributed to the holders of Emergisoft Shares for one year after the Effective Time and are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Emergisoft stockholder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Emergisoft stockholder of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Pierce will issue in exchange for such lost, stolen or destroyed Certificate the number of shares of Pierce Common Stock determined by the Exchange Ratio, and unpaid dividends and distributions on the shares of Pierce Common Stock deliverable in respect thereof pursuant to this Agreement.

                  (f) No Fractional Shares. No certificates or scrip evidencing fractional shares of Pierce Common Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each stockholder of Emergisoft who would otherwise be entitled to receive a fraction of a share of Pierce Common Stock, after aggregating all fractional shares of Pierce Common Stock which such holder would be entitled to receive under Section 2.06, shall receive the next larger number of whole shares of Pierce Common Stock to which such holder would otherwise be entitled.

         Section 2.08. Stock Transfer Books. At the Effective Time, the stock transfer books of Emergisoft shall be closed and there shall be no further registration of transfers of shares of Emergisoft Shares thereafter on the records of Emergisoft. On or after the Effective Time, any Certificates presented to Pierce for any reason shall be converted into the number of shares of Pierce Common Stock determined by the Exchange Ratio, and any dividends or other distributions to which they are entitled pursuant to Section 2.07(b) in accordance with the terms of this Agreement.

         Section 2.09.  Stock Options, Warrants and Convertible Notes.

                  (a) Options. At the Effective Time, each then outstanding option to purchase shares of Emergisoft Common Stock granted by Emergisoft (collectively, the "Emergisoft Options"), shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, cease to represent a right to acquire shares of Emergisoft Common Stock and be converted into an option to acquire Pierce Common Stock. The holders of such Emergisoft Options shall continue to have, and be subject to, the same terms and conditions set forth in the stock option agreements pursuant to which such Emergisoft Options were issued as in effect immediately prior to the Effective Time, except that:

                           (i) such Emergisoft Options shall be exercisable for
                  that number of whole shares of Pierce Common Stock equal to the product of the number of shares of Emergisoft Common Stock covered by the Emergisoft Option immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Pierce Common Stock; and

                           (ii) the per share exercise price for the shares of
                  Pierce Common Stock issuable upon the exercise of such assumed Emergisoft Option shall be equal to the quotient determined by dividing the exercise price per share of Emergisoft Common Stock specified for such Emergisoft Option under the applicable stock option agreement in effect immediately prior to the Effective Time by the Exchange Ratio, rounding the resulting exercise price down to the nearest whole cent.

         At the Effective Time, Pierce shall reserve for issuance the number of shares of Pierce Common Stock that will become issuable upon the exercise of the Emergisoft Options pursuant to this Section 2.09. Notwithstanding anything to the contrary, nothing herein shall require Pierce to issue fractional shares of Pierce Common Stock upon the exercise of any Emergisoft Option. The adjustment provided herein with respect to any options that are "incentive options" (as defined in Section 422 of the Code) shall be and is intended to be effectuated in a manner which is consistent with Section 424(a) of the Code. Nothing in this Section 2.09 shall affect the schedule of vesting (or the acceleration thereof) with respect to the Emergisoft Options to be converted as provided in this Section 2.09. Except as set forth above, the duration and other terms of the new option shall be the same as the original option except that all references to Emergisoft or any of its subsidiaries shall be deemed to be references to Pierce. If and to the extent required by the terms of the plans governing the original options or pursuant to the terms of any agreements evidencing grants thereunder, Emergisoft shall use its reasonable efforts to obtain the consent of each holder of outstanding options to the treatment provided in this subparagraph (a) of this Section 2.09.

                  (b) Common Stock Warrants. At the Effective Time, each warrant (collectively, the "Common Stock Warrants") granted by Emergisoft to purchase shares of Emergisoft Common Stock that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Emergisoft Common Stock and shall be converted automatically into a warrant to purchase shares of Pierce Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the agreements evidencing such warrants):

                           (i) the number of shares of Pierce Common Stock to be
                  subject to the new warrant shall be equal to the product of the number of shares of Emergisoft Common Stock subject to the original Common Stock Warrant and the Exchange Ratio, provided that any fractional shares of Pierce Common Stock resulting from such multiplication shall be rounded up to the nearest whole share; and

                           (ii) the exercise price per share of Pierce Common
                  Stock under the new warrant shall be equal to the exercise price per share of Emergisoft Common Stock under the original Common Stock Warrant divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent.

         At the Effective Time, Pierce shall reserve for issuance the number of shares of Pierce Common Stock that will become issuable upon the exercise of the Emergisoft Warrants pursuant to this Section 2.09. Notwithstanding anything to the contrary, nothing herein shall require Pierce to issue fractional shares of Pierce Common Stock upon the exercise of any Emergisoft Warrants. Except as set forth in clauses (i) and (ii) of this subparagraph (b) of this Section 2.09, the expiration date and other terms of the new warrant shall be the same as the original warrant except that all references to Emergisoft or any of its subsidiaries shall be deemed to be references to Pierce. If and to the extent required by the terms of the Common Stock Warrants, Emergisoft shall use its reasonable efforts to obtain the consent of each holder of such warrants to the treatment thereof provided in this subparagraph
         (b) of this Section 2.09.

                  (c) Convertible Notes. At the Effective Time, each then outstanding Emergisoft convertible note (collectively, the "Emergisoft Notes"), shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Pierce. The holders of such Emergisoft Notes shall continue to have, and be subject to, the same terms and conditions set forth in the Emergisoft Notes as in effect immediately prior to the Effective Time, except that such Emergisoft Notes shall be convertible into that number of whole shares of Pierce Common Stock equal to the product of the number of shares of Emergisoft Common Stock into which such notes were convertible immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Pierce Common Stock. At the Effective Time, Pierce shall reserve for issuance the number of shares of Pierce Common Stock that will become issuable upon conversion of the Emergisoft Notes pursuant to this Section 2.09. Notwithstanding anything to the contrary, nothing herein shall require Pierce to issue fractional shares of Pierce Common Stock upon conversion of any Emergisoft Note. If and to the extent required by the terms of the Emergisoft Note, Emergisoft shall use its reasonable efforts to obtain the consent of each holder of such warrants to the treatment thereof provided in subparagraph (c) of this Section 2.09.

         Section 2.10.  Dissenters' Rights.

                  (a) Notwithstanding the provisions of Section 2.01 or any other provision in this Agreement to the contrary, each share of Emergisoft Common Stock issued and outstanding immediately prior to the Effective Time and held by stockholders who have not voted such shares in favor of the Merger or consented thereto in writing and qualify under and have complied with all of the provisions of Section 262 of the Delaware Law (the "Appraisal Provisions") ("Dissenting Shares") shall not, by virtue of the Merger, be converted into Pierce Common Stock. The holders of such stock shall be entitled to receive payment of the appraised value therefor in accordance with the Appraisal Provisions; provided, however, that if any holder of Dissenting Shares
         (i) subsequently delivers a written withdrawal of his demand for appraisal rights (with the written consent of the Surviving Corporation if such written withdrawal is not made after the Effective Time within the time periods required by the provisions of the Appraisal Provisions), or (ii) fails to perfect dissenter's rights as provided in the Appraisal Provisions, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of Dissenting Shares within the time provided in the Appraisal Provisions, the Dissenting Shares held by such holder or holders (as the case may be) shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive Pierce Common Stock as provided in this Agreement without any interest thereon.

                  (b) Emergisoft shall give Pierce prompt notice of any written demands for appraisal, withdrawal of demands for appraisal and any other instruments served pursuant to the Appraisal Provisions. Emergisoft agrees that prior to the Effective Time, it will not, without the prior written consent of Pierce, voluntarily make or agree to make any payment with respect to, or settle or offer to settle, any such demands.

                  (c) Each holder of Dissenting Shares who becomes entitled, pursuant to the Appraisal Provisions, to payment for his or its Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions) and such shares shall be canceled.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF EMERGISOFT

         Emergisoft represents and warrants to Pierce that the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure schedule delivered by Emergisoft to Pierce on the date hereof and initialed by the Parties (the "Emergisoft Disclosure Schedule"). Nothing in the Emergisoft Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Emergisoft Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 3 to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Emergisoft Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

         Section 3.01. Organization, Qualification and Corporate Power. Emergisoft is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Each of Emergisoft and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Emergisoft and its Subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 3.01 of the Emergisoft Disclosure Schedule lists the directors and officers of Emergisoft and its Subsidiaries. Except as set forth on Section 3.01 of the Emergisoft Disclosure Schedule, each of Emergisoft and its Subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution and delivery of this Agreement and the other agreements, documents and instruments executed in connection herewith to which Emergisoft is a party and the consummation by Emergisoft of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Emergisoft are necessary to authorize this Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby (other than the filing and recordation of the Articles of Merger with the Secretary as required by Delaware
Law). The Agreement and the other agreements, documents and instruments executed in connection herewith to which Emergisoft is a party has been duly and validly executed and delivered by Emergisoft and constitute a legal, valid and binding obligation of Emergisoft, enforceable against Emergisoft in accordance with their respective terms. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Emergisoft and its Subsidiaries are correct and complete. None of Emergisoft and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

         Section 3.02. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Emergisoft is subject or any provision of its charter or by-laws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Emergisoft is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of Emergisoft and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than the filing and recordation of the Articles of Merger with the Secretary.

         Section 3.03. Capitalization. The entire authorized capital stock of Emergisoft consists of 100,000,000 Emergisoft Common Stock shares, of which 46,155,110 Emergisoft Common Stock shares are issued and outstanding and no Emergisoft Common Stock shares are held in treasury. All of the issued and outstanding Emergisoft Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in Section 3.03(a) of the Emergisoft Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Emergisoft to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Emergisoft. Except as set forth in Section 3.03(b) of the Emergisoft Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Emergisoft. Emergisoft has reserved an aggregate of 10,000,000 Emergisoft Common Stock shares for issuance pursuant to the exercise of the outstanding options, warrants and other convertible securities listed in Section 3.03(a) of the Emergisoft Disclosure Schedule. Section 3.03(a) of the Emergisoft Disclosure Schedule shall set forth the date of grant, exercise price, number of shares of Emergisoft Common Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of Emergisoft. Section 3.03(b) of the Emergisoft Disclosure Schedule shall set forth each outstanding option, warrant and other convertible security of Emergisoft that is subject to registration rights.

         Section 3.04. Brokers' Fees. None of Emergisoft and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         Section 3.05. Title to Assets. Except as set forth in Section 3.05 of the Emergisoft Disclosure Schedule, Emergisoft and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Emergisoft Balance Sheet (as defined in Section 3.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Emergisoft Balance Sheet.

         Section 3.06. Subsidiaries. Section 3.06 of the Emergisoft Disclosure Schedule sets forth for each Subsidiary of Emergisoft (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Emergisoft have been duly authorized and are validly issued, fully paid, and nonassessable. One of Emergisoft and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Emergisoft, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Emergisoft and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Emergisoft to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Emergisoft. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Emergisoft. None of Emergisoft and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Emergisoft.

         Section 3.07.  Financial Statements.

                  (a) The Emergisoft Audited Statements (including, in each case, any notes thereto) (i) are in accordance with the books and records of Emergisoft; (ii) present fairly and accurately the financial condition of Emergisoft, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders' equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; and (vi) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of Emergisoft, and of the results of operations of Emergisoft for the periods covered by such statements, and fairly present the financial position, results of operations and changes in stockholders' equity and cash flows of Emergisoft and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

                  (b) The unaudited balance sheet and statement of income and cash flow ("Emergisoft Most Recent Financial Statements") as of and for the nine months ended September 30, 2000 for Emergisoft have been prepared internally on a consistent basis and present fairly the financial condition of Emergisoft as of such dates and the results of operations of Emergisoft for such periods; provided, however, that the Emergisoft Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

                  (c) Except to the extent set forth on (i) the audited consolidated balance sheet of Emergisoft as of December 31, 1999, including the notes to the audited financial statements of which such balance sheet is a part, for the year ended December 31, 1999 (the "Emergisoft Balance Sheet"), and/or (ii) the unaudited balance sheet of Emergisoft as of September 30, 2000, neither Emergisoft nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet on a consistent basis.

                  (d) Except as set forth herein or in Section 3.07 of the Emergisoft Disclosure Schedule, since September 30, 2000, there has not been any material adverse change in the financial condition of Emergisoft.

         Section 3.08. Undisclosed Liabilities. Except as set forth in Section
3.08 of the Emergisoft Disclosure Schedule, none of Emergisoft and its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the Emergisoft Balance Sheet (rather than in any notes thereto).

         Section 3.09. Legal Compliance. Each of Emergisoft, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by Emergisoft or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         Section 3.10. Real Property. Each of Emergisoft and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property, other than pursuant to a valid lease.

         Section 3.11. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that Emergisoft and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used.

         Section 3.12. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of Emergisoft and its Subsidiaries.

         Section 3.13. Insurance. Section 3.13 of the Emergisoft Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of Emergisoft and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

                  (a)      the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c)      the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e)      a  description  of  any   retroactive   premium
         adjustments  or  other  loss-  sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither any of Emergisoft and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Each of Emergisoft and its Subsidiaries has been covered during the past 2 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3.13 of the Emergisoft Disclosure Schedule describes any material self-insurance arrangements affecting any of Emergisoft and its Subsidiaries.

         Section 3.14. Litigation. Section 3.14 of the Emergisoft Disclosure Schedule sets forth each instance in which any of Emergisoft and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as otherwise set forth therein, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.14 of the Emergisoft Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Emergisoft and its Subsidiaries. None of Emergisoft and its Subsidiaries and the directors and officers (and employees with responsibility for litigation matters) of Emergisoft and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against any of Emergisoft and its Subsidiaries.

         Section 3.15. Employees. None of Emergisoft and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of Emergisoft and its Subsidiaries has committed any material unfair labor practice. None of Emergisoft and its Subsidiaries and the directors and officers of Emergisoft and its Subsidiaries has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of Emergisoft and its Subsidiaries.

         Section 3.16. Guaranties. None of Emergisoft and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

         Section 3.17. Certain Business Practices. Emergisoft and its Subsidiaries and, to the Knowledge of Emergisoft, each director, officer, authorized agent or employee of Emergisoft or any of its Subsidiaries have not, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of Emergisoft and its Subsidiaries.

         Section 3.18. Parachute Payments. Emergisoft has not entered into any agreement that would result in the making of "parachute payments," as defined in Section 280G of the Code, to any Person.

         Section 3.19. Disclosure. The representations and warranties contained in this Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                     CONCERNING PIERCE AND ITS SUBSIDIARIES

         Pierce and its Subsidiaries represent and warrant to Emergisoft that the statements contained in this Article 4 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the disclosure schedule delivered by Pierce to Emergisoft on the date hereof and initialed by the Parties (the "Pierce Disclosure Schedule"). Nothing in the Pierce Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Pierce Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 4 to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Pierce Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article

         Section 4.01. Organization, Qualification and Corporate Power. Each of Pierce and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Pierce and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Pierce and its Subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 4.01 of the Pierce Disclosure Schedule lists the directors and officers of Pierce and its Subsidiaries. Except as set forth on Section 4.01 of the Pierce Disclosure Schedule, each of Pierce and its Subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution and delivery of this Agreement by Pierce and the other agreements, documents and instruments executed in connection herewith to which Pierce is a party and the consummation by Pierce of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Pierce are necessary to authorize this Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby (other than the filing and recordation of the Articles of Merger with the Secretary as required by Delaware Law). The Agreement and the other agreements, documents and instruments executed in connection herewith to which Pierce is a party has been duly and validly executed and delivered by Pierce and constitute a legal, valid and binding obligation of Pierce, enforceable against Pierce in accordance with their respective terms. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Pierce and its Subsidiaries are correct and complete. None of Pierce and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

         Section 4.02. Capitalization. The entire authorized capital stock of Pierce consists of 750,000,000 Pierce Common Stock shares. There are 26,003,008 shares of Pierce Common Stock issued and outstanding, of which approximately 973,251 shares are unrestricted and are freely tradable, while 25,029,757 shares are restricted. No Pierce Common Stock shares are held in treasury. All of the issued and outstanding Pierce Common Stock shares have been duly authorized, are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.02(a) of the Pierce Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Pierce to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Pierce. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Pierce. Pierce has not reserved any Pierce Common Stock shares for issuance pursuant to the exercise of the outstanding options, warrants and other convertible securities listed in Section 4.02(a) of the Pierce Disclosure Schedule. Section 4.02(a) of the Pierce Disclosure Schedule shall set forth the date of grant, exercise price, number of shares of Pierce Common Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of Pierce. Section 4.02(b) of the Pierce Disclosure Schedule shall set forth each outstanding option, warrant and other convertible security of Pierce that is subject to registration rights.

         Section 4.03. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Pierce and its Subsidiaries is subject or any provision of the charter or bylaws of any of Pierce and its Subsidiaries or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Pierce and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of Pierce and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than the filing and recordation of the Articles of Merger with the Secretary.

         Section 4.04. Brokers' Fees. Except as set forth in Section 4.04 of the Pierce Disclosure Schedule, none of Pierce and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         Section 4.05. Title to Assets. Pierce and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Pierce Balance Sheet (as defined in Section 4.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Pierce Balance Sheet.

         Section 4.06. Subsidiaries. Section 4.06 of the Pierce Disclosure Schedule sets forth for each Subsidiary of Pierce (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Pierce have been duly authorized and are validly issued, fully paid, and nonassessable. One of Pierce and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Pierce, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Pierce and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Pierce to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Pierce. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Pierce. None of Pierce and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Pierce.

         Section 4.07.  SEC Filings; Financial Statements.

                  (a) Pierce has timely filed all forms, reports, statements and documents (collectively, the "SEC Reports") required to be filed by it within the past twelve months with the SEC. The SEC Reports, after giving effect to any amendments thereto, (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and
         (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Pierce is currently required to file any form, report or other document with the SEC.

                  (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) are in accordance with the books and records of Pierce; (ii) present fairly and accurately the financial condition of Pierce, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders' equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; (vi) include all adjustments (consisting of only normal recurring accruals which are necessary for a fair presentation of the financial condition of Pierce, and of the results of operations of Pierce for the periods covered by such statements; and (vii) fully comply with all requirements of Regulation S-X and all applicable securities laws, and each fairly presented the financial position, results of operations and changes in stockholders' equity and cash flows of Pierce and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

                  (c) Except to the extent set forth on the audited consolidated balance sheet of Pierce as of June 30, 2000, including the notes to the audited financial statements of which such balance sheet is a part and which is included in Pierce's Form 10-KSB for the year ended June 30, 2000 (the "Pierce Balance Sheet"), neither Pierce nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

                  (d) Pierce has heretofore made available to Emergisoft, true, complete and correct copies of all amendments and modifications (if any) that have not been filed by Pierce with the SEC to all agreements, documents and other instruments that previously had been filed by Pierce as exhibits to the SEC Reports and are currently in effect.

         Section 4.08. Absence of Certain Changes or Events. Since June 30, 2000, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Pierce and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

                  (a) none of Pierce and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (b) none of Pierce and its Subsidiaries has entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (c) no party (including any of Pierce and its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $1,000 to which any of Pierce and its Subsidiaries is a party or by which any of them is bound;

                  (d) none of Pierce and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) none of Pierce and its Subsidiaries has made any capital expenditures (or series of related capital expenditures) in excess of $1,000;

                  (f) except as set forth in Section 4.08(f) of the Pierce Disclosure Schedule, none of Pierce and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

                  (g) none of Pierce and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations either involving more than $500 singly or $1,000 in the aggregate;

                  (h) none of Pierce and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (i) there has been no change made or authorized in the charter or bylaws of any of Pierce and its Subsidiaries;

                  (j) none of Pierce and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (k) except as set forth in Section 4.08(k) of the Pierce Disclosure Schedule, none of Pierce and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (l) none of Pierce and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance to its property;

                  (m) except as set forth in Section 4.08(m) of the Pierce Disclosure Schedule, none of Pierce and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

                  (n) none of Pierce and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

                  (o) none of Pierce and its Subsidiaries has granted any increase in the base compensation of any of its directors or officers or any of its other employees outside the Ordinary Course of Business;

                  (p) none of Pierce and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (q) none of Pierce and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees; and

                  (r) except as set forth in Section 4.08(r) of the Pierce Disclosure Schedule, none of Pierce and its Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

                  (s) none of Pierce and its Subsidiaries has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $1,000 or outside the Ordinary Course of Business;

                  (t) none of Pierce and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (u) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of Pierce and its Subsidiaries; and

                  (v) none of Pierce and its Subsidiaries has committed to any of the foregoing.

         Section 4.09. Undisclosed Liabilities. None of Pierce and its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the Pierce Balance Sheet (rather than in any notes thereto).

         Except as set forth in Section 4.09 of the Pierce Disclosure Schedule, Pierce does not have any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability, based on its Subsidiaries operations, ownership of assets, actions or inactions.

         Section 4.10. Legal Compliance. Each of Pierce, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by Pierce or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         Section 4.11.  Tax Matters.

                  (a) Each of Pierce and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns that it was required to file. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by any of Pierce and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Pierce and its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Pierce and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Pierce and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Each of Pierce and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) No director or officer (or employee responsible for Tax matters) of any of Pierce and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute, claim, notice or inquiry concerning any Tax liability of any of Pierce or its Subsidiaries either claimed or raised by any authority in writing or as to which any of the directors and officers (and employees responsible for Tax matters) of each of Pierce and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. There are no material matters under discussion between Pierce or its Subsidiaries and any governmental authority regarding claims for additional Taxes or assessments with reference to Pierce or its Subsidiaries or the business or property of Pierce or its Subsidiaries.

                  (d) Section 4.11(d) of the Pierce Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to Pierce and its Subsidiaries for Taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Pierce has delivered to Emergisoft correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Pierce or its Subsidiaries since December 31, 1996. None of Pierce and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) None of Pierce and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of Pierce and its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. None of Pierce and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of Pierce and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. None of Pierce and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Pierce and its Subsidiaries
         (i) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was Pierce) or (ii) has any liability for the Taxes of any Person (other than of Pierce or any of its Subsidiaries) under Treasury Regulation
         Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) Section 4.11(f) of the Pierce Disclosure Schedule sets forth estimates of the following information with respect to each of Pierce and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the basis of Pierce or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock; (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Pierce or Subsidiary; and (D) the amount of any deferred gain or loss allocable to Pierce or Subsidiary arising out of any Deferred Intercompany Transaction.

                  (g) The unpaid Taxes of Pierce and its Subsidiaries (i) did not, as of December 31, 1999, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Pierce Balance Sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Pierce and its Subsidiaries in filing their Tax Returns.

         Section 4.12.  Real Property.

                  (a) Each of Pierce and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property other than pursuant to a valid lease.

                  (b) Section 4.12(b) of the Pierce Disclosure Schedule lists and describes briefly all real property leased or subleased to each of Pierce and its Subsidiaries. Pierce has delivered to Emergisoft correct and complete copies of the leases and subleases listed in Section 4.12(b) of the Pierce Disclosure Schedule (as amended to date).

         Section 4.13. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that Pierce and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used .

         Section 4.14. Contracts. Section 4.14 of the Pierce Disclosure Schedule lists the following contracts and other agreements to which any of Pierce and its Subsidiaries is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in any amount;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in any amount;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in any amount or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any agreement concerning confidentiality or noncompetition;

                  (f) any agreement, contract or understanding (including any agreement, contract or understanding evidencing any outstanding indebtedness or other similar obligations to Pierce or its Subsidiaries) with any director, officer, Affiliate or "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of Pierce or its Subsidiaries;

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (h)      any collective bargaining agreement;

                  (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

                  (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of Pierce and its Subsidiaries; or

                  (l) any other agreement (or group of related agreements) the performance of which involves consideration in any amount.

         Pierce has delivered to Emergisoft a correct and complete copy of each written agreement listed in Section 4.14 of the Pierce Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4.14 of the Pierce Disclosure Schedule. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

         Section 4.15. Notes and Accounts Receivable. All notes and accounts receivable of Pierce and its Subsidiaries listed on Section 4.15 of the Pierce Disclosure Schedule are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Pierce Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions in the Ordinary Course of Business through the Closing Date. With respect to the accounts receivable listed on Section 4.15 of the Pierce Disclosure Schedule, no chargeback allowance or cooperative advertising allowance or related liability exists that is not fully and accurately reflected in such accounts receivable.

         Section 4.16. Powers of Attorney. There are no outstanding power of attorney executed on behalf of any of Pierce and its Subsidiaries.

         Section 4.17. Insurance. Section 4.17 of the Pierce Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of Pierce and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

                  (a)      the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c)      the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e)      a  description  of  any   retroactive   premium
         adjustments  or  other  loss-  sharing arrangements.

         With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither any of Pierce and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Each of Pierce and its Subsidiaries has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4.17 of the Pierce Disclosure Schedule describes any material self-insurance arrangements affecting any of Pierce and its Subsidiaries.

         Section 4.18. Litigation. Section 4.18 of the Pierce Disclosure Schedule sets forth each instance in which any of Pierce and its Subsidiaries
(a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section
4.18 of the Pierce Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Pierce and its Subsidiaries. None of Pierce and its Subsidiaries and the directors and officers (and employees with responsibility for litigation matters) of Pierce and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against any of Pierce and its Subsidiaries.

         Section 4.19. Employees. None of Pierce and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of Pierce and its Subsidiaries has committed any material unfair labor practice. None of Pierce and its Subsidiaries and the directors and officers of Pierce and its Subsidiaries has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of Pierce and its Subsidiaries.

         Section 4.20.  Employee Benefits.

                  (a) None of Pierce and its Subsidiaries maintains or contributes, or has ever maintained or contributed to any Employee Benefit Plan.

                  (b) None of Pierce, its Subsidiaries and the other members of the Controlled Group of Corporations that includes Pierce and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

                  (c) None of Pierce and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

                  (d) No current or former employee, officer and director of Pierce and its Subsidiaries has any outstanding agreement, contract or understanding with respect to Pierce or its Subsidiaries that provides for bonus payments.

         Section 4.21. Guaranties. None of Pierce and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

         Section 4.22.  Environment, Health, and Safety.

                  (a) Each of Pierce and its Subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law. Neither any of Pierce and its Subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or other Person acting in the public interest, or
         (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Pierce or its Subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Pierce, its Subsidiaries or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or Threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal, or mixed) in which any of Pierce or its Subsidiaries has or had an interest.

                  (c) Neither any of Pierce or its Subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any actual, alleged, possible or potential Contravention of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any actual, alleged, possible or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Pierce or its Subsidiaries had an interest, or with respect to any property or facility to or by which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any of Pierce, its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received. Neither any of Pierce or its Subsidiaries, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any Facility or with respect to any other property or asset (whether real, personal, or mixed) in which any of Pierce or its Subsidiaries (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

                  (d) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of any Facility or such adjoining property, or incorporated into any structure therein or thereon. None of Pierce, its Subsidiaries, any other Person for whose conduct they are or may be held responsible, or any other Person has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Pierce or its Subsidiaries has or had an interest.
                  (e) There has been no Release or, to Pierce's Knowledge, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal, or mixed) in which any of Pierce or its Subsidiaries has or had an interest, or any geologically or hydrologically adjoining property, whether by any of Pierce, its Subsidiaries, or any other Person.

                  (f) Pierce has delivered to Emergisoft true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any of Pierce or its Subsidiaries pertaining to Hazardous Materials or Hazardous Activities in, on, or under any Facilities, or concerning compliance by any of Pierce, its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         Section 4.23. Certain Business Relationships With Pierce. Except as disclosed in Section 4.23 of the Pierce Disclosure Schedule, none of the directors and officers of Pierce and its Subsidiaries and their Affiliates has been involved in any business arrangement or relationship with Pierce or its Subsidiaries within the past 24 months, and none of the directors and officers of Pierce and its Subsidiaries and their Affiliates owns any asset, tangible or intangible, which is used in the business of Pierce or its Subsidiaries.

         Section 4.24. Change of Control. Pierce and its Subsidiaries are not a party to any agreement, contract, obligation, or undertaking which contains a "change in control," "potential change in control" or similar provision and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Pierce and its Subsidiaries to any Person, materially increase any benefits otherwise payable by Pierce or any of its Subsidiaries, or result in the acceleration of the time of payment or vesting of any such benefits.

         Section 4.25. Certain Business Practices. Pierce and its Subsidiaries and, to the Knowledge of Pierce, each director, officer, authorized agent or employee of Pierce or any of its Subsidiaries have not, directly or indirectly,
(a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment,
(d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of Pierce and its Subsidiaries.

         Section 4.26. Parachute Payments. Pierce has not entered into any agreement that would result in the making of "parachute payments," as defined in Section 280G of the Code, to any Person.

         Section 4.27. Information Statement. The information supplied or to be supplied by or on behalf of Pierce for inclusion or incorporated by reference in the Pierce information statement pursuant to Section 14(f) of the Exchange Act, in definitive form (the "Information Statement"), will not, at the date mailed to the Pierce stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, insofar as it relates to Pierce, will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder.

         Section 4.28. Change of Corporate Name. The stockholders of Pierce have duly and validly authorized the board of directors of Pierce to change the corporate name of Pierce to any name selected by the board of directors without further action by the stockholders of Pierce.

         Section 4.29. Disclosure. The representations and warranties contained in this Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

                                    ARTICLE 5
                              PRE-CLOSING COVENANT

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         Section 5.01. General. Each of the Parties will use his, her or its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 7).

         Section 5.02. Notices and Consents. Each of Pierce and its Subsidiaries shall give any notices to third parties, and each of Pierce and its Subsidiaries shall use its best efforts to obtain any third party consents, that Emergisoft reasonably may request in connection with the matters referred to in Section
4.03. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.03.

         Section 5.03. Operation of Business. Each of (i) Pierce and its Subsidiaries, and (ii) Emergisoft, shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Pierce and its Subsidiaries and Emergisoft shall not (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (b) become a party to any agreement of the type referred to in Section 4.20 (only with respect to Pierce and its Subsidiaries), or (c) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.07 (only with respect to Pierce and its Subsidiaries).

         Section 5.04. Preservation of Business. Each of (i) Pierce and its Subsidiaries, and (ii) Emergisoft, shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         Section 5.05.  Full Access.

                  (a) Each of Pierce and its Subsidiaries shall permit representatives of Emergisoft to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Pierce, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Pierce and its Subsidiaries.

                  (b) Emergisoft shall permit representatives of Pierce to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Emergisoft, to all premises, properties, personnel, books, records (including Tax records, contracts, and documents of or pertaining to Emergisoft.

         Section 5.06. Notice of Developments. Emergisoft and Pierce will give prompt written notice to the other party of any adverse development causing a breach of any of the representations and warranties in Article 3 or 4, respectively. No disclosure by any Party pursuant to this Section 5.06, however, shall be deemed to amend or supplement the Emergisoft Disclosure Schedule or the Pierce Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         Section 5.07.  Exclusivity.

                  (a) Pierce agrees that it, prior to the Effective Time, shall not, directly or indirectly, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, Pierce or any of its Subsidiaries (collectively, the "Pierce Representatives") to, directly or indirectly through another Person, solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other document or contract contemplating or otherwise relating to an Acquisition Proposal, provided, however, that, the foregoing shall not prohibit Pierce from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal to enter into a business combination with Pierce pursuant to an Acquisition Proposal which the Board of Directors of Pierce (or any committee thereof considering such proposal) in good faith determines is reasonably likely to be more favorable to the stockholders of Pierce than the transactions contemplated by this Agreement (a "Superior Proposal"), so long as:

                           (i) prior to furnishing any information to, or
                  entering into discussions or negotiations with such a Person, Pierce provides twenty- four (24) hours' advance written notice to Emergisoft to the effect that it is furnishing information to, or entering into substantive discussions or negotiations with, a Person from whom Pierce shall have received an executed confidentiality agreement in form and substance satisfactory to Emergisoft prior to furnishing such information;

                           (ii) such notice shall include the terms and conditions of such Acquisition Proposal or any agreement proposed by, or any information supplied to, any such Person;

                           (iii) prior to furnishing any nonpublic information
                  to any such Person, Pierce furnishes such nonpublic information to Emergisoft (to the extent that such nonpublic information has not been previously furnished by Pierce to Emergisoft);






                           (iv)     neither   Pierce   nor  any  of  its
                  Subsidiaries   nor  any  of  the  Pierce Representatives shall
                  have violated any of the restrictions set forth in this
                  Section 5.07;

                           (v) such unsolicited bona fide proposal relating to a
                  Superior Proposal is made by a third party that the Board of Directors of Pierce (or any committee thereof considering such proposal) determines in good faith has the good faith intent to proceed with negotiations to consider such Superior Proposal;

                           (vi) the Board of Directors of Pierce (or any
                  committee thereof considering such proposal), after duly considering the written advice of outside legal counsel to Pierce, determines in good faith that such action is required for the Board of Directors of Pierce to comply with its fiduciary duties to stockholders imposed by applicable law; and

                           (vii) Pierce keeps Emergisoft informed in all
                  material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the Person with whom such negotiations or discussions are being held) and provides Emergisoft copies of such written proposals and any amendments or revisions thereto or correspondence related thereto.

                  (b) Pierce shall notify Emergisoft orally and in writing of the fact that it has received inquiries, offers or proposals that it reasonably believes to be bona fide with respect to an Acquisition Proposal within twenty-four (24) hours after the receipt thereof. Pierce will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other Person that have been conducted heretofore with respect to a potential Acquisition Proposal. Pierce agrees to inform the Pierce Representatives of the obligations undertaken in this Section 5.07; provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Pierce from referring any third-party to this Section 5.07.

                  (c) Pierce agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which Pierce or any of its Subsidiaries is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Emergisoft.

                  (d) Except as expressly permitted by this Section 5.07, neither the Board of Directors of Pierce nor any committee thereof shall (A) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Emergisoft, the approval by such board of directors or such committee of the board of directors, approving or taking such action with respect to the Merger or this Agreement, (B) approve or recommend, or propose publicly to approve or recommend, any Superior Proposal or (C) cause Pierce to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Pierce (or any committee thereof considering an Acquisition Proposal) determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the stockholders of Pierce under applicable law, the Board of Directors of Pierce may (subject to this and the following sentences) withdraw, modify or change its recommendation of the Merger, but only after twenty-four (24) hours following Emergisoft's receipt of written notice advising Emergisoft that the Board of Directors of Pierce is prepared to do so, and only if, during such twenty-four (24) hour period, Pierce and its advisors shall have negotiated in good faith with Emergisoft to make such adjustments in the terms and conditions of this Agreement as would enable Emergisoft to proceed with the transactions contemplated herein on such adjusted terms.

                  (e) Nothing contained in this Section 5.07 shall prohibit Pierce from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and/or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the stockholders of Pierce if, in the good faith judgment of the Board of Directors of Pierce, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law.


         For purposes of this Section 5.07, "Acquisition Proposal" means any offer or proposal for (whether or not in writing and whether or not delivered to the stockholders of Pierce generally), from any Person relating to any (a) direct or indirect acquisition or purchase of assets (x) that constitute 15% or more of the assets of Pierce and its Subsidiaries taken as a whole or (y) for which 15% or more of the net revenues or net income of Pierce and its Subsidiaries taken as a whole are attributable, (b) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Pierce or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Pierce and its Subsidiaries, taken as a whole, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% more of any class of equity securities of Pierce or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Pierce and its Subsidiaries, taken as a whole, or (d) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Pierce or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Pierce and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

         Section 5.08. Break-Up Fee. In the event Pierce enters into an Acquisition Agreement related to any Acquisition Proposal, Pierce shall, immediately upon exception of such Acquisition Agreement pay to Emergisoft the cash sum of $1,000,000 as a break-up fee.

         Section 5.09. Filing of Current Report on Form 8-K. Promptly after execution of this Agreement, Pierce shall file if required or permitted under the Exchange Act a Current Report on Form 8-K ("8-K") with the SEC to report the proposed Merger and terms thereof.

         Section 5.10. Composition of Pierce and Surviving Corporation Board and Officers at Effective Time. Pierce will take all necessary actions to ensure that, at the Effective Time, the Board of Directors of Pierce is comprised of, and the officer positions of Pierce are filled with, the persons set forth on Exhibit D of the Disclosure Schedule, each to serve until his or her successor is elected and qualified or until the earlier termination, resignation or removal.

         Section 5.11. Change of Corporate Name. Pierce will take all necessary actions to ensure that, at the Effective Time, the corporate name of Pierce is changed to Emergisoft Holding, Inc. or other name selected by Emergisoft.

         Section 5.12. Information Statement. Pierce, with the cooperation and assistance of Emergisoft and its counsel, will prepare and file with the SEC no later than five (5) Business Days after the date of this Agreement and, not less than ten (10) days thereafter, distribute to the holders of Pierce Common Stock the 14(f) Information Statement containing all the information required or permitted by Rule 14f-1 and other applicable rules and regulations under the Exchange Act. In addition, after the Closing Date, Emergisoft will cause to be prepared and filed with the SEC at least ten (10) days prior to mailing to the holders of Pierce Common Stock, a Schedule 14C and information statement pursuant to Rule 14(c) ("14(c) Information Statement") describing the change of corporate name of Pierce and any other corporate matters management of Emergisoft believes is necessary or appropriate.

         Section 5.13. Disclosure Document. Emergisoft, with the cooperation and assistance of Pierce and its counsel, will prepare, no later than five (5) Business Days after the date of this Agreement, and distribute to the holders of Emergisoft securities a disclosure document ("Disclosure Document") containing all of the information material or reasonably necessary for the Emergisoft security holders to make an informed decision about the Merger. The Disclosure Document will contain information about Pierce and Emergisoft substantially as described in Regulation S-B of the Securities Act and offer any Emergisoft security holder who does not consent to the Merger an opportunity to dissent and receive payment of the fair value of his securities in accordance with the provisions of the General Corporation Law of Delaware.

         Section 5.14. Section 16(b) Board Approval. Prior to Closing, the Board of Directors of Pierce shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under
Section 16(b) of the Exchange Act, the acquisition of Pierce Common Stock at the Effective Time by officers and directors of Emergisoft who become, prior to, at or following the Effective Time of the Merger, officers or directors of Pierce as a result of the conversion of shares of Emergisoft Shares in the Merger and the assumption of any Emergisoft options or warrants by Pierce at the Effective Time. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act, and, for the options and warrants of Emergisoft to be assumed by Pierce at the Effective Time, the material terms of the options and warrants to purchase Pierce Common Stock acquired by such insiders as a result of the assumption by Pierce of such options and warrants.

         Section 5.15. Confidentiality. Each of Pierce and its Subsidiaries agrees that, until the earlier of (i) two years from the date of this Agreement and (ii) the Effective Time:

                  (a) each of Pierce and its Subsidiaries will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Emergisoft or destroy, at the request and option of Emergisoft, all tangible embodiments (and all copies) of the Confidential Information, including in electric or magnetic form, which are in his, her or its possession;

                  (b) in the event that any of Pierce and its Subsidiaries is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Pierce and its Subsidiaries will notify Emergisoft promptly of the request or requirement so that Emergisoft may seek an appropriate protective order or waive compliance with the provisions of this Section 5.15; and

                  (c) if, in the absence of a protective order or the receipt of a waiver hereunder, any of Pierce or its Subsidiaries is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Pierce or its Subsidiaries may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use his, her or its reasonable best efforts to obtain, at the reasonable request of Emergisoft, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Emergisoft shall designate.

         Section 5.16. Presentation to Stockholders. Emergisoft shall, promptly after the date of this Agreement, take all actions necessary in accordance with the Delaware Law, Emergisoft's Certificate of Incorporation and Bylaws to present the Merger and this Agreement to the holders of Emergisoft's Common Stock for their consideration and approval by the vote thereof at a meeting of Emergisoft's Common Stock duly called and convened to act on the Merger and this Agreement (the "Stockholders' Meeting") (or, in lieu thereof, such action may be taken by written consent in accordance with the Delaware Law and Emergisoft's Certificate of Incorporation).

                                    ARTICLE 6
                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the Closing.

         Section 6.01. General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

         Section 6.02. Transition. None of Pierce and its Subsidiaries will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Pierce and its Subsidiaries from maintaining the same business relationships with Pierce and its Subsidiaries after the Closing as it maintained with Pierce and its Subsidiaries prior to the Closing.

         Section 6.03. Reports on Form 8-K. Immediately after the Closing Date, Emergisoft will procure the prompt preparation and file with the SEC appropriate notice describing this transaction on Form 8-K or other applicable form, which includes the information specified in Item 1 of Form 8-K, and otherwise comply with the provisions of the Securities Exchange Act. Within sixty (60) days after the original report on Form 8-K must be filed, Emergisoft will procure the prompt preparation and file with the SEC an amendment to the 8-K filed immediately after the closing which includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X for the periods specified in Rule 3.05(b).

                                    ARTICLE 7
                        CONDITIONS TO OBLIGATION TO CLOSE

         Section 7.01. Conditions to Obligation of Emergisoft. The obligation of Emergisoft to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a)      the  representations  and warranties set forth in
         Article 4 shall be true and correct in all material respects at and as of the Closing Date;

                  (b) Pierce and its Subsidiaries shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (c) Pierce and its Subsidiaries shall have procured all of the material third party consents specified in Section 5.02;

                  (d) no action, suit, or proceeding shall be pending or Threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Emergisoft shareholders to own Pierce Common Stock shares and to control Pierce and its Subsidiaries, or (iv) affect materially and adversely the right of Pierce and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (e) Pierce and its Subsidiaries shall have delivered to Emergisoft a certificate to the effect that each of the conditions specified above in Section 7.01(a)-(d) is satisfied in all respects;

                  (f) the Parties, Pierce and its Subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03;

                  (g) Emergisoft shall have received from counsel or, in the case of clause (i), the tax accountants of Pierce: (i) a tax opinion in form and substance as set forth in Exhibit B attached hereto, and (ii) an opinion in form and substance as set forth in Exhibit C attached hereto, each addressed to Emergisoft and dated as of the Closing Date;

                  (h) Pierce and its Subsidiaries shall have delivered to Emergisoft releases from each of its directors and officers to the effect that each director and officer of Pierce and its Subsidiaries remises, releases and forever discharges, other than with respect to the obligations arising on or after the Closing Date under this
         Agreement: (i) Pierce, its Subsidiaries and Affiliates and (ii) Emergisoft and its Affiliates, and any of their respective heirs, executors, administrators, successors and assigns (collectively, "Releases"), from all liability whatsoever (whether actual or contingent) which may be owing to such director or officer, including without limitation, any and all claims, demands, proceedings, causes of action, awards, decisions, injunctions, judgments, orders, rulings, subpoenas, verdicts, obligations, contracts, agreements, debts and liabilities whatsoever, whether in law or equity (including any right of contribution), whether arising under contract or arrangement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur, or alleged to have occurred or to have failed to occur, or any conditions existing or alleged to have existed on or before Closing;

                  (i) the persons listed in Exhibit D shall have been elected directors of Pierce and its Subsidiaries, and the current directors and officers of Pierce and its Subsidiaries shall have resigned their respective board and officer positions;

                  (j) at least ten (10) days prior to the Closing Date, Pierce has mailed to its stockholders of record and filed with the SEC the 14(f) Information Statement, in compliance with the requirements of
         Section 14(f), Regulation 14E and Rule 14f-1 of the Exchange Act;

                  (k) At Closing, Emergisoft shall have received from Pierce:

                           (1) all documents, books (including minute books,
                  stock certificate books, stock ledgers and the corporate
                  seal), records (including Tax records), agreements and financial data of any sort relating to Pierce and its Subsidiaries;

                           (2) a certified copy of the Certificate of
                  Incorporation of Pierce as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of State of the State of Nevada;

                           (3) certificates, as of the most recent practicable
                  dates, as to the corporate good standing of Pierce and its Subsidiaries issued by the Secretary of State of the State of Nevada and any other state in which Pierce and its Subsidiaries are required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date;

                           (4) a copy of the bylaws of Pierce in effect on the Closing Date certified by the Secretary of Pierce as of the Closing Date;

                           (5) a copy of the stockholder register of Pierce, as of the most recent practicable date, certified by the transfer agent for the Pierce Shares;

                           (6) resolutions of the Board of Directors of Pierce
                  and Pierce Sub, authorizing and approving all matters in connection with this Agreement (including matters set forth in Section 5.12) and the transactions contemplated hereby, certified by the Secretary of Pierce as of the Closing Date;

                           (7) stock certificates bearing the usual restrictive
                  legend for securities issued without registration under the Securities Act representing the unregistered shares of Pierce Common Stock issuable pursuant to Article 2 upon presentation of the Certificates;

                           (8) such other documents as Emergisoft may reasonably request;

                           (9) a binding agreement, in all respects acceptable
                  to Emergisoft, between Pierce and Robert Kropf whereby Mr. Kropf agrees not to sell or otherwise dispose of any of his shares of Pierce Common Stock prior to the first anniversary of the Effective Time without the prior written consent of Pierce. Such agreement is to include an indemnification obligation of Mr. Kropf for breach of the representations and warranties contained in Section 4 and a requirement for deposit of all of Mr. Kropf's shares in escrow; and

                           (10) a binding agreement between Pierce and one or
                  more shareholders of Pierce providing for the return and cancellation of the number of common shares of Pierce equal to 23,364,275, in all respects acceptable to Emergisoft.

                  (l) the contracts and agreements listed on Section 7.01(l) of the Pierce Disclosure Schedule shall have been terminated;

                  (m) all actions to be taken by Pierce in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Emergisoft.

                  (n) the Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Emergisoft in accordance with the Delaware Law and the Certificate of Incorporation of Emergisoft;

                  (o) the aggregate number of Dissenting Shares held by stockholders of Emergisoft shall not exceed 5% of the aggregate number of shares of Emergisoft Common Stock outstanding as of the date of this Agreement;

                  (p) Emergisoft shall have received from its independent auditors, Ernst & Young, L.L.P., an unqualified opinion that the December 31, 1999 and 2000 consolidated financial statements of Emergisoft and its Subsidiary present fairly, in all material respects, the financial position of Emergisoft and its Subsidiary at December 31, 1999 and 2000, and the results of their operations and their cash flows for the years ended December 31, 1999 and 2000 in conformity with generally accepted accounting principles; and

                  (q) Emergisoft shall have received from InfoSphere Incorporated the commercial production version of Release 1.0 of Emergisoft's CareLyncED software product, and such version shall have passed all required acceptance testing to Emergisoft's satisfaction.

         Emergisoft may waive any condition specified in this Section 7.01 if it executes a writing so stating at or prior to the Closing.

         Section 7.02 Conditions to Obligation of Pierce. The obligation of Pierce to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (a)      the  representations  and warranties set forth in
         Article 3 shall be true and correct in all material respects at and as of the Closing Date;

                  (b) Emergisoft shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would
         (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (d) Emergisoft shall have delivered to Pierce a certificate to the effect that each of the conditions specified above in Section 7.02(a)-(c) is satisfied in all respects;

                  (e)      the  Parties  and  Pierce  shall  have  received  all
         other  material   authorizations, consents, and approvals of
         governments and governmental agencies referred to in Section 4.03;

                  (f) all actions to be taken by Emergisoft in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Pierce;

                  (g) Emergisoft shall have delivered to Pierce a purchaser representation letter from each Emergisoft security holder who receives securities of Pierce substantially in the form of Exhibit E; and

                  (h) Emergisoft shall have delivered an agreement binding upon Pierce and one or more shareholders designated by Pierce, providing that the number of issued and outstanding shares of common stock of Pierce will not be reduced, except: (i) in the case of an acquisition by Pierce that represents more than $5,000,000 of net asset value, (ii) a change in voting control of Pierce resulting from a sale for a consideration of not less than $5,000,000, (iii) the issuance by Pierce of debt or equity securities in the amount of not less than $4,000,000, or (iv) the expiration of 12 months from the Closing Date.

         Pierce may waive any condition specified in this Section 7.02 if they execute a writing so stating at or prior to the Closing.

                                    ARTICLE 8
                                   TERMINATION

         Section 8.01. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (a) Pierce and Emergisoft may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) Emergisoft may terminate this Agreement by giving written notice to Pierce at any time prior to the Closing (i) in the event any of Pierce and its Subsidiaries has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Emergisoft has notified Pierce of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (ii) if the Closing shall not have occurred on or before April 30, 2001, by reason of the failure of any condition precedent under Section 7.01 hereof (unless the failure results primarily from Emergisoft itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (c) Pierce may terminate this Agreement by giving written notice to Emergisoft at any time prior to the Closing (i) in the event Emergisoft has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Pierce has notified Emergisoft of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (ii) if the Closing shall not have occurred on or before April 30, 2001, by reason of the failure of any condition precedent under Section
         7.02 hereof (unless the failure results primarily from any of Pierce and its Subsidiaries themselves breaching any representation, warranty, or covenant contained in this Agreement).

         Section 8.02. Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.01, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.12 shall survive termination.

                                    ARTICLE 9
                                  MISCELLANEOUS

         Section 9.01. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Pierce and Emergisoft; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         Section 9.02. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except for Section 6.03.

         Section 9.03. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         Section 9.04. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of Pierce and Emergisoft.

         Section 9.05. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         Section 9.06. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.07. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by (a) confirmed facsimile; (b) overnight delivery; or (c) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to Emergisoft:         Emergisoft Holding, Inc.
                                            2225 Avenue J
                                            Arlington, TX 76006
                                            Attn: Dan Witte, Chief Operating Officer & CFO
                                            Tel: (817) 633-6665
                                            Fax: (817) 640-8808
                                            E-mail: dwitte@emergisoft.com

                  With a copy to:           Cantey & Hanger, L.L.P.
                                            801 Cherry Street, Suite 2100
                                            Fort Worth, Texas  76102
                                            Attn: Dean A. Tetirick
                                            Tel: (817) 877-2883
                                            Fax: (817) 877-2807
                                            Email:  dtetirick@canteyhanger.com

                  If to Pierce:             Pierce International Discovery, Inc.
                                            4220 West 2100 South, Suite I
                                            Salt Lake City, Utah 89120
                                            Attn:  Lionel L. Drage, President
                                            Tel: (801) 274-8600
                                            Fax:  (801) 256-9601
                                            E-mail:  Esquire58@aol.com

                  With a copy to:           Nathan W. Drage, Esq.
                                            6975 South Union Park Center, Suite 600
                                            Salt Lake City, Utah 84047
                                            Tel: (801) 256-9600
                                            Fax: (801) 256-9601
                                            Email: Esquire58@aol.com

         Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         Section 9.08. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         Section 9.09. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Pierce and Emergisoft. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         Section 9.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 9.11. Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         Section 9.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         Section 9.13. Incorporation of Exhibits and Schedules. The Exhibits, Annexes and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         Section 9.14. Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Tarrant County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.07 above. Nothing in this Section 9.14, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         Section 9.15. Survival. The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time. The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PIERCE INTERNATIONAL DISCOVERY, INC.
(a Nevada corporation)


By: /s/ Lionel L. Drage
    -------------------
      Lionel L. Drage, President

EMERGISOFT HOLDING, INC.
(a Delaware corporation)


By: /s/ Dan Witte
    -------------
       Dan Witte, Chief Operating Officer and CFO

EMS ACQUISITION CORP.
(a Delaware corporation)


By: /s/ Lionel L. Drage
    -------------------
       Lionel L. Drage, President